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                                                                  Exhibit (a)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                             EXECUSTAY CORPORATION

                                      AT

                             $14.00 NET PER SHARE

                                      BY

                             MI SUBSIDIARY I, INC.

                         A WHOLLY OWNED SUBSIDIARY OF
                         MARRIOTT INTERNATIONAL, INC.

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
              NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 11, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                               January 12, 1999

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated January 12, 1999 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by MI Subsidiary I, Inc., a Delaware corporation ("Purchaser"), and a wholly owned subsidiary of Marriott International, Inc., a Delaware corporation ("Marriott"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of ExecuStay Corporation, a Maryland corporation (the "Company"), at a purchase price of $14.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender for such Shares can be made only by us as the holder of record and pursuant to your instructions.

  We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $14.00 per Share, net to the seller in cash.

    2. This Offer is being made pursuant to the terms of a Merger Agreement, dated as of January 6, 1998 (the "Merger Agreement") by and among the Company, Purchaser and Marriott. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, the Company will be merged with and into Purchaser (the "Merger"). Purchaser will
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  continue as the surviving corporation after the Merger and will be a direct, wholly owned subsidiary of Marriott.

    3. The Board of Directors of the Company has approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders and recommends that stockholders of the Company accept the Offer and tender their Shares.

    4. The Offer and withdrawal rights will expire at Midnight, New York City time, on Thursday, February 11, 1999, unless extended.

    5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN AT LEAST 2,000,000 SHARES AND (2) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

    6. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

  If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.
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                    INSTRUCTIONS WITH RESPECT TO THE OFFER
                TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                                 COMMON STOCK

                                      OF

                             EXECUSTAY CORPORATION

                                      AT

                             $14.00 NET PER SHARE

                                      BY

                             MI SUBSIDIARY I, INC.

                         A WHOLLY OWNED SUBSIDIARY OF
                         MARRIOTT INTERNATIONAL, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated January 12, 1999, of MI Subsidiary I, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Marriott International, Inc., and the related Letter of Transmittal, relating to shares of common stock, par value $0.01 per share (the "Shares"), of ExecuStay Corporation, a Maryland corporation.

  This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:
                                                       SIGN HERE
___________________ SHARES               ______________________________________

Account Number: ______________________   ______________________________________
                                                      Signature(s)
                                         ______________________________________
Dated: _________________________, 1999
                                         ______________________________________
                                         Please print name(s) and address(es)
                                         here
                                         ______________________________________
                                         Tax Identification or Social Security
                                         Number

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.